Exhibit 23.4

Consent of First Southwest Company

In connection with the proposed merger of Century Bancshares, Inc., Texarkana, Texas (the “Company”) with and into a wholly owned subsidiary of Wells Fargo & Company, San Francisco, California (“Wells Fargo”), the undersigned, acting as an independent financial advisor to the Company, hereby consents to the inclusion of our opinion letter to the Board of Directors of the Company as an Appendix to, and the references to our firm and such opinion in, the Proxy Statement/Registration Statement relating to the proposed merger contained in Wells Fargo’s Proxy Statement/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (“SEC”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

FIRST SOUTHWEST COMPANY

/s/ First Southwest Company

DALLAS, TEXAS

November 24, 2008